HOLLYER BRADY SMITH & HINES LLP
                                551 Fifth Avenue
                               New York, NY 10176

                               Tel: (212) 818-1110
                               FAX: (212) 818-0494



                                                     July 31, 2003





To the Trustees of Hawaiian Tax-Free Trust

     We consent to the incorporation by reference into post-effective amendment No. 23 under the 1933 Act and No. 24 under the 1940 Act of our opinion dated July 21, 1998.


                                         Hollyer Brady Smith & Hines LLP



                                            /s/ William L.D. Barrett
                                         by__________________________
                                            Partner